Exhibit 99.1

ONEWATER MARINE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 2, 2026, OneWater Marine Inc. (the “Company”) completed the sale of its equity interests in Ocean Bio-Chem Holdings, Inc. ("Ocean Bio-Chem") to Recochem Inc. (the "Buyer") for $50.0 million ($55.0 million of total consideration, less an estimated $5.0 million of working capital and other adjustments to the contractual price and selling expenses) pursuant to the Securities Purchase Agreement, dated February 2, 2026, by and among the Company, Ocean Bio-Chem and the Buyer (the "Ocean Bio-Chem transaction").
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025, gives effect to the Ocean Bio-Chem transaction as if it were completed on September 30, 2025.
The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2025, gives effect to the Ocean Bio-Chem transaction as if it were complete on October 1, 2024. The estimated gain on sale in connection with the Ocean Bio-Chem transaction is reflected in the unaudited pro forma condensed consolidated balance sheet within equity. The estimated loss on sale of $9.6 million is not reflected in the unaudited pro forma condensed consolidated statements of income as it does not have a continuing impact on the Company's results.
The unaudited pro forma condensed consolidated financial information has been prepared from the Company's historical accounting records and, in accordance with Article 11 of SEC Regulation S-X, is subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company for each period presented, and in the opinion of management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.
The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the Ocean Bio-Chem transaction, (ii) factually supportable and (iii) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on consolidated operating results. The unaudited pro forma condensed financial information does not reflect future events that may occur after the Ocean Bio-Chem transaction, including any potential future cost savings that may be achieved.
The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements and the audited consolidated financial statements and the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

ONEWATER MARINE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2025
(In thousands)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Cash	$52,166	$50,000	(A)	$52,166
		(50,000)	(B)
Restricted cash	12,654	—		12,654
Accounts receivable, net	60,885	(16,181)	(C)	44,704
Inventories	539,793	(17,382)	(C)	522,411
Prepaid expenses and other current assets	53,715	(1,664)	(C)	52,051
Total current assets	719,213	(35,227)		683,986
Property and equipment, net	91,576	(29,827)	(C)	61,749
Operating lease right-of-use assets	128,988	(747)	(C)	128,241
Other long-term assets	2,309	—		2,309
Deferred tax assets, net	72,587	632	(D)	73,219
Intangible assets, net	130,198	(1,100)	(C)	129,098
Goodwill	258,954	—		258,954
Total assets	$1,403,825	$(66,269)		$1,337,556
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$43,758	$(4,587)	(C)	$39,171
Other payables and accrued expenses	41,429	(2,349)	(C)	39,080
Customer deposits	29,280	—		29,280
Notes payable – floor plan	419,682	—		419,682
Current portion of operating lease liabilities	16,615	(44)	(C)	16,571
Current portion of long-term debt, net	77,895	(50,000)	(B)	27,895
Current portion of tax receivable agreement liability	2,637	—		2,637
Total current liabilities	631,296	(56,980)		574,316
Other long-term liabilities	2,544	—		2,544
Tax receivable agreement liability	34,858	—		34,858
Long-term operating lease liabilities	115,977	(350)	(C)	115,627
Long-term debt, net	334,197	—		334,197
Total liabilities	1,118,872	(57,330)		1,061,542
STOCKHOLDERS’ EQUITY
Class A common stock	164	—		164
Additional paid-in capital	240,478	—		240,478
Retained earnings	44,954	(8,939)	(E)	36,015
Accumulated other comprehensive loss	(643)	—		(643)
Total stockholders’ equity	284,953	(8,939)		276,014
Total liabilities and stockholders’ equity	$1,403,825	$(66,269)		$1,337,556

ONEWATER MARINE INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended September 30, 2025
(In thousands except per share data)

	As Reported	Pro Forma Adjustments		Pro Forma
Revenues:
New boat	$1,158,165	$—		$1,158,165
Pre-owned boat	363,906	—		363,906
Finance & insurance income	54,959	—		54,959
Service, parts & other	295,304	(61,460)	(F)	233,844
Total revenues	1,872,334	(61,460)		1,810,874

Cost of sales:
New boat	974,951	—		974,951
Pre-owned boat	298,361	—		298,361
Service, parts & other	172,000	(39,391)	(F)	132,609
Total cost of sales	1,445,312	(39,391)		1,405,921

Selling, general and administrative expenses	343,285	(20,754)	(F)	322,531
Depreciation and amortization	21,634	(4,074)	(F)	17,560
Transaction costs	1,547	—		1,547
Change in fair value of contingent consideration	(2,133)	—		(2,133)
Restructuring and impairment	148,139	—		148,139
Loss from operations	(85,450)	2,759		(82,691)

Other expense (income):
Interest expense – floor plan	28,469	—		28,469
Interest expense – other	36,183	—		36,183
Other expense (income), net	1,429	—		1,429
Total other expense, net	66,081	—		66,081
Net loss before income tax benefit	(151,531)	2,759		(148,772)
Income tax benefit	(35,301)	641	(G)	(34,660)
Net loss	(116,230)	2,118		(114,112)
Net loss attributable to non-controlling interests of One Water Marine Holdings, LLC	1,648	(167)	(F)	1,481
Net loss attributable to OneWater Marine Inc.	$(114,582)	$1,951		$(112,631)

Net loss per share of Class A common stock – basic	$(7.22)			$(7.10)
Net loss per share of Class A common stock – diluted	$(7.22)			$(7.10)

Basic weighted-average shares of Class A common stock outstanding	15,869			15,869
Diluted weighted-average shares of Class A common stock outstanding	15,869			15,869

ONEWATER MARINE INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
Pro Forma Adjustments
(A)Adjustment represents the net cash proceeds received at closing from the Ocean Bio-Chem transaction ($55.0 million of cash consideration less estimated cash costs directly associated with the transaction and other adjustments of $5.0 million).
(B)The proceeds of the Ocean Bio-Chem transaction were used to reduce the outstanding debt of the Company.
(C)Adjustment represents the assets and liabilities purchased by the Buyer as part of the Ocean Bio-Chem transaction.
(D)Reflects deferred tax benefit recognized due to the Ocean Bio-Chem transaction.
(E)Adjustment reflects the pro forma non-recurring loss on the sale that would have been recorded if the Company had completed the Ocean Bio-Chem transaction on September 30, 2025, calculated as follows:

($ in thousands)
Cash received (net of selling and other expenses)	$50,000
Less: Carrying value of Ocean Bio-Chem assets and liabilities	59,571
Pro forma loss before income tax benefit	(9,571)
Recognition of deferred tax benefit due to the sale of Ocean Bio-Chem	632
Pro forma net loss on sale of Ocean Bio-Chem	$(8,939)
(F)Adjustments represent the elimination of revenues, costs and expenses directly attributable to Ocean Bio-Chem.
(G)Adjustment represents the estimated income tax effect of the pro forma adjustments at the Company's statutory tax rate for the year ended September 30, 2025.